IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
(Returnable Shares)

Date: March 12, 2026
To:
Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214

Re: **Returnable Shares – GS Capital Partners, LLC**

This letter confirms that HYORC Corporation, a Wyoming corporation (the "Company"), has issued 250,000 shares of the Company's common stock (the "Returnable Shares") to GS Capital Partners, LLC (the "Investor") pursuant to that certain Securities Purchase Agreement dated March 13, 2026 between the Company and the Investor (the "Agreement"), in connection with a Convertible Redeemable Note in the principal amount of $150,000.

The Company, the Investor, and the Transfer Agent hereby agree and instruct as follows:

1. Returnable Shares
The 250,000 Returnable Shares were issued to the Investor as collateral in connection with the above-referenced Note and are designated as **"Returnable Shares"** pursuant to the Agreement.

2. Irrevocable Instruction to Return or Cancel Shares
In the event that the Note is paid in full in cash or otherwise satisfied prior to or on the maturity date of the Note, the Transfer Agent is hereby irrevocably authorized and instructed, upon receipt of written instruction from the Company, to promptly:

- cancel the Returnable Shares and return them to the Company's treasury, **or**
- transfer the Returnable Shares to the Company as directed by the Company.

No further authorization from the Investor shall be required for such cancellation or transfer upon confirmation that the Note has been satisfied.

3. Failure to Repay the Note
If the Note is not repaid, redeemed, or otherwise satisfied prior to or on its maturity date, these instructions shall automatically terminate, and the Returnable Shares shall remain the property of the Investor without further restriction.

4. Book Entry
The Returnable Shares shall remain recorded in book-entry form with the Transfer Agent until returned, cancelled, or otherwise disposed of pursuant to these instructions.

5. Irrevocability
These instructions are irrevocable and may not be amended or revoked without the written consent of the Company and the Investor.

6. Transfer Agent Role
Transfer Online, Inc. is acting solely in its administrative capacity as transfer agent and shall have no liability for any action taken in good faith in reliance on these instructions.

ACKNOWLEDGED AND AGREED
HYORC CORPORATION

By: ______________________
Name: K. Reginald Fubara
Title: Chief Executive Officer
Date: March 12, 2026

GS CAPITAL PARTNERS, LLC

By: ______________________
Name: Gabe Sayegh
Title: Manager
Date: 3/13/2026

TRANSFER ONLINE, INC.

By: ______________________
Name: Lori Livingston
Title: President & CEO
Date: ______________________